Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Michael Kors Holdings Limited of our report dated June 12, 2012, relating to the consolidated financial statements of Michael Kors Holdings Limited and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 20, 2012